6/29/20 – Name changed to Federated Hermes Index Trust

1/1/04 - Assigned to Federated Equity Management Company of Pennsylvania - (see assignment attached)

3/31/99 - Adviser name changed to Federated Investment Management Company

Exhibit 28(d) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

FEDERATED INDEX TRUST

MANAGEMENT CONTRACT

This Contract is made between FEDERATED MANAGEMENT, a Delaware business trust having its principal place of business in Pittsburgh, Pennsylvania hereinafter referred to as “Manager”), and Federated Index Trust, a Massachusetts business trust having its principal place of business in Pittsburgh, Pennsylvania (hereinafter referred to as the “Trust”).

WHEREAS the Trust is open-end management investment company as that term is defined in the Investment Company Act of 1940 (“Act”) and is registered as such with the Securities and Exchange Commission; and

WHEREAS Manager is engaged in the business of rendering investment management services.

NOW, THEREFORE, the parities hereto, intending to be legally bound, hereby agree as follows:

1. The Trust hereby appoints Manager as investment manager for each of the portfolios (“Funds”) of the Trust which executes an exhibit to this Contract, and Manager accepts the appointments. Subject to the direction of the Trustees of the Trust, Manager shall provide supervision of the investments of the Funds and conduct a continuous program of appropriate sale or other disposition and reinvestment of each Fund’s assets .

2. Manager, in its supervision of the investments of each of the Funds will be guided by each of the Fund’s investment objectives and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission, all as communicated by the Trust to the Manager.

3. Subject to the supervision and control of the Trust’s Board of Trustees, Manager will provide (or will cause to be provided) facilities, equipment, and personnel to carry out the administrative services for operation of the business and affairs of the Trust and each of its Funds set forth on the respective exhibits to this Contract.

4. Except as set forth on the applicable exhibit to this Contract, each Fund shall pay all of its own expenses and its allocable share of Trust expenses, including, without limitation, the expenses of registering and continuing the Trust’s existence; fees and expenses of Trustees and officers of the Trust; fees for investment manager services and administrative personnel and services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the Act and any amendments thereto; expenses of registering the Trust, the Funds, and shares of the Funds (“Shares”) under Federal and State laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to current shareholders; interest expense, taxes, fees, and commission of every kind; expenses of issue (including cost of share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. Each Fund will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its Trustees, officers, employees, shareholders, distributors, and agents with respect thereto.

5. Each of the Funds shall pay to Manager, for all services rendered to each Fund by Manager hereunder, an annual management fee as set forth on the respective exhibits to this Contract.

6. The Manager may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund’s expenses exceed such lower expense limitation as the Manager may, by notice to the Fund, voluntarily declare to be effective.

7. The term of this Contract shall begin for each Fund on the date that its executes an exhibit to this Contract and shall remain in effect for such Fund for two years from that date and form year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parities to this Contract or interested persons, as defined in Section 2(a) (19) of the Act, of any such party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and 9b0 Manager shall not have notified the Trust in writing at least sixty (60) days’ written notice to Manger, or by the Manger upon not less than sixty (60) days’ written notice to the Trust.

8. Notwithstanding any provision in this Contract, it may be terminated at any time with respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of that Fund, as defined in Section 2(a) (42) of the Act, on sixty (60) days’ written notice to Manager, or by the Manager upon not less than sixty (60) days’ written notice to the Trust.

9. This Contract may not be assigned by Manager and shall automatically terminate in the event of any assignment. Manger may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this contract.

10. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of Manager, Manager shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

11. This Contract may be amended at any time by agreement of the parities, provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parities to this Contract or interested persons, as defined in Section 2(a)(19) of the Act, of any such party to this Contract (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and on behalf of a Fund by the holders of a majority of the outstanding voting securities of such Fund, as defined in Section 2(a)(42) of the Act.

12. Manager is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations pursuant to this Contract of a particular fund and of the Trust with respect to that particular fund be limited solely to the assets of that particular Fund, and Manager shall not seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

13. The Trust is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of the Manager and agrees that the obligations assumed by the Manager pursuant to this Contract shall be limited in any case to the Manager pursuant to this Contract shall be limited in any case to the Manager and its assets and, except to the extent permitted by the Investment Company Act of 1940, the Trust shall not seek satisfaction of any such obligation from the shareholders of the Manager, the Trustees, officers, employees or agents of the Manager, or any of them.

14. The parties hereto acknowledge that Federated Investors has reserved the right to grant the non-exclusive use of the name “Federated” or any derivative thereof to any other investment company, investment company portfolio, investment manager, distributor, or other business enterprise, and to withdraw from the Trust and one or more of the Funds the use of the name “Federated.” The name “Federated” will continue to be used by the Trust and each Fund so long as such use is mutually agreeable to Federated Investors and the Trust.

15. This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

16. This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract.

6/29/20 - Name changed to Federated Hermes Max-Cap Fund

7/16/01 - Name changed to Federated Max-Cap Index Fund

12/5/94 - Name changed to Federated Max-Cap Fund

8/26/91- Name changed to Max Cap Fund

EXHIBIT A

PORTFOLIO: S&P 500 FUND

1. On behalf of the Trust and the Fund, Federated Management will provide (or will cause to be provided) facilities, equipment and personnel to:

a. prepare, file, and maintain the Trust’s governing documents, including the Declaration of Trust (which has already been prepared and filed), the By-laws, minutes of meetings of Trustees and shareholders, and proxy statements for meeting of shareholders;

b. prepare and file with the Securities and Exchange Commission and the appropriate state securities authorities the registration statements for the Trust and the Trust’s shares and all amendments thereto, reports to regulatory authorities and shareholders, prospectuses, proxy statements, and such other documents as may be necessary or convenient to enable the Trust to make a continuous offering of its shares;

c. prepare, negotiate, and administer contracts on behalf of the Trust with, among others, the Trust’s distributor, custodian, and transfer agent;

d. supervise the Trust’s custodian in the maintenance of the Trust’s general ledger and in the preparation of the Trust’s financial statements, including oversight of expense accruals and payments, of the determination of the net asset value of the Trust’s assets and of the Trust’s shares, and of the declaration and payment of dividends and other distributions to shareholders;

e. calculate performance data of the Trust for dissemination to information services covering the investment company industry;

f. prepare and file the Trust’s tax returns;

g. examine and review the operations of the Trust’s custodian and transfer agent;

h. coordinate the layout and printing of publicly disseminated prospectuses and reports;

i. perform internal audit examinations in accordance with a charter to be adopted by the Trust;

j. assist with the design, development, and operation of the Trust;

k. provide individuals reasonably acceptable to the Trust’s Board of Trustees for nomination, appointment or election as officers of the Trust who will be responsible for the management of certain of the Trust’s affairs as determined by the Trust’s Board of Trustees; and

l. advise the Trust and its Board of Trustees on matters concerning the Trust and its affairs.

2. For all services provided under this Contract, Federated Management will receive an annual fee in an amount equal to .30 of 1% on an annualized basis of net assets under management. Such fee shall accrue and be paid daily.

Witness the due execution hereof this 2nd day of July, 1990.

Attest:	FEDERATED MANAGEMENT

/s/ S. Elliott Cohan	By: /s/ Mark L. Mallon
Assistant Secretary

Attest:	FEDERATED INDEX TRUST

/s/ J. Crilley Kelly	By: /s/ J. Christopher Donahue
Assistant Secretary	Vice President

9/11/09 - Liquidated

7/16/01 - Name changed to Federated Mini-Cap Index Fund

12/5/94 - Name changed to Federated Mini-Cap Fund

EXHIBIT B

PORTFOLIO: MINI-CAP FUND

1. Oh behalf of the Trust and the Fund, Federated Management will provide (or will cause to be provided) facilities, equipment and personnel to:

a. prepare, file, and maintain the Trust’s governing documents, including the Declaration of Trust (which has already been prepared and filed), the By-laws, minutes of meetings of Trustees and shareholders, and proxy statements for meeting of shareholders;

b. prepare and file with the Securities and Exchange Commission and the appropriate state securities authorities the registration statements for the Trust and the Trust’s shares and all amendments thereto, reports to regulatory authorities and shareholders, prospectuses, proxy statements, and such other documents as may be necessary or convenient to enable the Trust to make a continuous offering of its shares;

c. prepare, negotiate, and administer contracts on behalf of the Trust with, among others, the Trust’s distributor, custodian, and transfer agent;

d. supervise the Trust’s custodian in the maintenance of the Trust’s general ledger and in the preparation of the Trust’s financial statements, including oversight of expense accruals and payments, of the determination of the net asset value of the Trust’s assets and of the Trust’s shares, and of the declaration and payment of dividends and other distributions to shareholders;

e. calculate performance data f the Trust for dissemination to information services covering the investment company industry;

f. prepare and file the Trust’s tax returns;

g. examine and review the operations of the Trust’s custodian and transfer agent;

h. coordinate the layout and printing of publicly disseminated prospectuses and reports;

i. perform internal audit examinations in accordance with a charter to be adopted by the Trust;

j. assist with the design, development, and operation of the Trust;

k. provide individuals reasonably acceptable to the Trust’s Board of Trustees for nomination, appointment or election as officers of the Trust who will be responsible for the management of certain of the Trust’s affairs as determined by the Trust’s Board of Trustees; and

l. advise the Trust and its Board of Trustees on matters concerning the Trust and ifs affairs.

2. For all services provided under this Contract, Federated Management will receive an annual fee in an amount equal to .50 of 1% on an annualized basis of net assets under management. Such fee shall accrue and be paid daily.

Witness the due execution hereof this 7th day of July, 1992.

Attest:	FEDERATED MANAGEMENT

/s/ John W. McGonigle	By: /s/ John A. Staley, III

Attest:	FEDERATED INDEX TRUST

/s/ John W. McGonigle	By: /s/ J. Christopher Donahue
Secretary	Vice President

6/24/13 – See Amd. #1 to Exhibit C

7/16/01 - Name changed to Federated Mid-Cap Index Fund

12/5/94 - Name changed to Federated Mid-Cap Fund

EXHIBIT C

PORTFOLIO: MID-CAP FUND

1. Oh behalf of the Trust and the Fund, Federated Management will provide (or will cause to be provided) facilities, equipment and personnel to:

a. prepare, file, and maintain the Trust’s governing documents, including the Declaration of Trust (which has already been prepared and filed), the By-laws, minutes of meetings of Trustees and shareholders, and proxy statements for meeting of shareholders;

b. prepare and file with the Securities and Exchange Commission and the appropriate state securities authorities the registration statements for the Trust and the Trust’s shares and all amendments thereto, reports to regulatory authorities and shareholders, prospectuses, proxy statements, and such other documents as may be necessary or convenient to enable the Trust to make a continuous offering of its shares;

c. prepare, negotiate, and administer contracts on behalf of the Trust with, among others, the Trust’s distributor, custodian, and transfer agent;

d. supervise the Trust’s custodian in the maintenance of the Trust’s general ledger and in the preparation of the Trust’s financial statements, including oversight of expense accruals and payments, of the determination of the net asset value of the Trust’s assets and of the Trust’s shares, and of the declaration and payment of dividends and other distributions to shareholders;

e. calculate performance data f the Trust for dissemination to information services covering the investment company industry;

f. prepare and file the Trust’s tax returns;

g. examine and review the operations of the Trust’s custodian and transfer agent;

h. coordinate the layout and printing of publicly disseminated prospectuses and reports;

i. perform internal audit examinations in accordance with a charter to be adopted by the Trust;

j. assist with the design, development, and operation of the Trust;

k. provide individuals reasonably acceptable to the Trust’s Board of Trustees for nomination, appointment or election as officers of the Trust who will be responsible for the management of certain of the Trust’s affairs as determined by the Trust’s Board of Trustees; and

l. advise the Trust and its Board of Trustees on matters concerning the Trust and ifs affairs.

2. For all services provided under this Contract, Federated Management will receive an annual fee in an amount equal to .40 of 1% on an annualized basis of net assets under management. Such fee shall accrue and be paid daily.

Witness the due execution hereof this 7th day of July, 1992.

Attest:	FEDERATED MANAGEMENT

/s/ John W. McGonigle	By: /s/ John A. Staley, III

Attest:	FEDERATED INDEX TRUST

/s/ John W. McGonigle	By: /s/ J. Christopher Donahue
Secretary	Vice President

6/29/20 – Name Changed to Federated Hermes Mid-Cap Index Fund

Amendment #1 to EXHIBIT C

to the

Management Contract

Federated Mid-Cap Index Fund

(formerly Mid-Cap Fund)

This Amendment #1 to Exhibit C to the Management Contract between Federated Equity Management Company of Pennsylvania (formerly Federated Management) and Federated Index Trust, approved at a board meeting on May 17, 2013, shall become effective as of June 24, 2013.

Exhibit C to the Management Contract is amended and restated in its entirety as follows:

1. On behalf of the Trust and the Fund, Federated Management will provide (or will cause to be provided) facilities, equipment and personnel to:

a. prepare, file, and maintain the Trust’s governing documents, including the Declaration of Trust (which has already been prepared and filed), the By-laws, minutes of meetings of Trustees and shareholders, and proxy statements for meeting of shareholders;

b. prepare and file with the Securities and Exchange Commission and the appropriate state securities authorities the registration statements for the Trust and the Trust’s shares and all amendments thereto, reports to regulatory authorities and shareholders, prospectuses, proxy statements, and such other documents as may be necessary or convenient to enable the Trust to make a continuous offering of its shares;

c. prepare, negotiate, and administer contracts on behalf of the Trust with, among others, the Trust’s distributor, custodian, and transfer agent;

d. supervise the Trust’s custodian in the maintenance of the Trust’s general ledger and in the preparation of the Trust’s financial statements, including oversight of expense accruals and payments, of the determination of the net asset value of the Trust’s assets and of the Trust’s shares, and of the declaration and payment of dividends and other distributions to shareholders;

e. calculate performance data f the Trust for dissemination to information services covering the investment company industry;

f. prepare and file the Trust’s tax returns;

g. examine and review the operations of the Trust’s custodian and transfer agent;

h. coordinate the layout and printing of publicly disseminated prospectuses and reports;

i. perform internal audit examinations in accordance with a charter to be adopted by the Trust;

j. assist with the design, development, and operation of the Trust;

k. provide individuals reasonably acceptable to the Trust’s Board of Trustees for nomination, appointment or election as officers of the Trust who will be responsible for the management of certain of the Trust’s affairs as determined by the Trust’s Board of Trustees; and

l. advise the Trust and its Board of Trustees on matters concerning the Trust and ifs affairs.

2. For all services provided under this Contract, Federated Management will receive an annual fee in an amount equal to 0.30 of 1% on an annualized basis of net assets under management. Such fee shall accrue and be paid daily.

Witness the due execution hereof this 1st day of June, 2013.

FEDERATED INDEX TRUST

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA

By: /s/ John B. Fisher

Name: John B. Fisher

Title: President & CEO

Amendment to

Management Contract

between

Federated Index Trust

and

Federated Investment Management Company

This Amendment to the Management Contract (“Agreement”) dated July 2, 1990, between Federated Index Trust (“Fund”) and Federated Investment Management Company (“Service Provider”) is made and entered into as of the 1st day of June, 2001.

WHEREAS, the Fund has entered into the Agreement with the Service Provider;

WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose ”nonpublic personal information” (“NPI”) of its “customers” and “consumers” (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR § 248.14) (“Section 248.14 NPI”); for specified law enforcement and miscellaneous purposes (17 CFR § 248.15) (“Section 248.15 NPI”) ; and to service providers or in connection with joint marketing arrangements (17 CFR § 248.13) (“Section 248.13 NPI”);

WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR § 248.7 and 17 CFR § 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR § 248.13);

NOW, THEREFORE, the parties intending to be legally bound agree as follows:

1.	The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider’s contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

2.	The Service Provider hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR §§ 248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Provider in accordance with the limited exception set forth in 17 CFR § 248.13.

3.	The Service Provider further represents and warrants that, in accordance with 17 CFR § 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:
•	insure the security and confidentiality of records and NPI of Fund customers,
•	protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and
•	protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

4.	The Service Provider may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds (“Fund Affiliates”); (b) affiliated persons of the Service Provider (“Service Provider Affiliates”) (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Provider of the Funds (“Nonaffiliated Third Party”) under the service and processing (§248.14) or miscellaneous (§248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Provider received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (§248.13), provided the Service Provider enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.
5.	The Service Provider may redisclose Section 248.14 NPI and Section 248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.
6.	The Service Provider is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.

WITNESS the due execution hereof this 1st day of June, 2001.

Federated Index Trust

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

Federated Investment Management Company

By: /s/ G. Andrew Bonnewell

Name: G. Andrew Bonnewell

Title: Vice President

ASSIGNMENT of
INVESTMENT MANAGEMENT CONTRACT and
SUB-ADVISORY AGREEMENT

Federated Index Trust

THIS ASSIGNMENT is entered into as of January 1, 2004 by and between FEDERATED INVESTMENT MANAGEMENT COMPANY, a Delaware statutory trust (“FIMC”), and FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA, a Delaware statutory trust (“FEMCOPA”).

WHEREAS, FIMC, then known as Federated Management, entered into an Investment Management Contract and an amendment thereto dated as of June 1, 2001 (collectively, the “Management Contract”) with Federated Index Trust, a Massachusetts business trust (the “Trust”), including the Exhibits thereto making the Contract applicable to the following portfolios of the trust (the “Funds”):

Exhibit	Date	Fund
A	July 2, 1990	Federated Max-Cap Index Fund
B	July 7, 1992	Federated Mini-Cap Index Fund
C	July 7, 1992	Federated Mid-Cap Index Fund

WHEREAS, FIMC and the Trust entered into a Subadvisory Agreement dated as of March 27, 2003 with respect to the Funds with Fund Asset Management, L.P., a Delaware limited partnership;

WHEREAS, FIMC desires to assign to FEMCOPA its rights, duties and responsibilities with respect to each of the Funds under the Management Contract and under the aforementioned Subadvisory Agreement (together with the Management Agreement, collectively the “Contracts”), and FEMCOPA desires to accept such assignments from FIMC; and

WHEREAS, the Board of Trustees of the Trust has approved the assignment of the Contracts from FIMC to FEMCOPA;

KNOW ALL MEN BY THESE PRESENTS THAT:

In consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, FIMC does hereby assign to FEMCOPA all of its rights, duties and responsibilities with respect to the Funds named above under the Contracts described above, and FEMCOPA does hereby accept such assignment.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their authorized representatives as of the date first hereinabove set forth.

FEDERATED INVESTMENT	FEDERATED EQUITY MANAGEMENT
MANAGEMENT COMPANY	COMPANY OF PENNSYLVANIA

By: /s/ G. Andrew Bonnewell	By: /s/ Keith M. Schappert
Name: G. Andrew Bonnewell	Name Keith M. Schappert:
Title: Vice President	Title: President

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, dated as of June 1, 2017, that Federated Index Trust, a business trust duly organized under the laws of the Commonwealth of Massachusetts (the “Trust”), does hereby nominate, constitute and appoint Federated Equity Management Company of Pennsylvania, a business trust duly organized under the laws of the state of Delaware (the "Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios of the Trust for which the Adviser provides advisory services and acts as investment adviser as of the date of this limited power attorney and for such series portfolios that may be established by the Trust in the future from time to (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser of each Fund under that certain investment advisory contract dated July 2, 1990 by and between the Adviser and the Trust (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Investment Advisory Contract").

The Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Adviser to act or assume responsibility for any matters referred to above or other matters even though the Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser of any of the Funds.

The Trust hereby agrees to indemnify and save harmless the Adviser and its Trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Adviser on behalf of the Trust during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Adviser in its capacity as agent or attorney-in-fact of Trust acting on behalf of any other Fund hereunder.

Any person, partnership, corporation or other legal entity dealing with the Adviser in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that the Adviser is acting solely in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as the Adviser assumes no personal liability whatsoever for obligations of the Trust entered into by the Adviser in its capacity as attorney-in-fact for the Trust.

Each person, partnership, corporation or other legal entity which deals with a Fund of the Trust through the Adviser in its capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf the Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Trustees, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Trust.

The execution of this Limited Power of Attorney by the Trust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of the Adviser pursuant to the power or authority granted to the Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose behalf the Adviser was acting pursuant to the authority granted hereunder.

The Trust hereby agrees that no person, partnership, corporation or other legal entity dealing with the Adviser shall be bound to inquire into the Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Trust and the Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until the Adviser has received actual notice of such revocation or termination in writing from the Trust.

This Limited Power of Attorney constitutes the entire agreement between the Trust and the Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. Without limiting any other authority expressly granted hereunder, for purposes of Pennsylvania law, this Limited Power of Attorney shall be deemed to constitute a power used in a commercial transaction which authorizes an agency relationship which is exclusively granted to facilitate transfer of stock, bonds and other assets and which may be exercised independently of any other agent designated by the and includes, but is not limited to, the power to engage in stock, bond and other securities transactions as specified by 20 Pa.C.S. § 5603(k). The authority granted to the Adviser by this Limited Power of Attorney may be delegated by the Adviser to one or more successor agents or subadvisors, or to other persons the Adviser in its sole discretion determines are appropriate or necessary. If any provision hereof, or any power or authority conferred upon the Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and the Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and the Adviser will execute sufficient counterparts so that the Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the Trust has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

Federated Index Trust

By:/s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

Accepted and agreed to this June 1, 2017

Federated Equity Management Company of Pennsylvania

By:/s/ John B. Fisher

Name: John B. Fisher

Title: President